EXHIBIT 99.2

BLUE VALLEY BAN CORP. 11935 RILEY STREET OVERLAND PARK, KS 66213
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 00/00/2019 for shares held directly and by 11:59 P.M. ET on 00/00/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 00/00/2019 for shares held directly and by 11:59 P.M. ET on 00/00/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLUE VALLEY BAN CORP.

The Board of Directors recommends you vote FOR proposal 1.
	For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, dated as of January 16, 2019 (the "merger agreement") between Heartland Financial USA, Inc. ("Heartland") and Blue Valley Ban Corp. ("BVBC"), as it may be amended from time to time, pursuant to which BVBC will merge with and into Heartland. The merger is more fully described in the accompanying proxy statement/prospectus and a copy of the merger agreement is included as Annex A thereto.
	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com.

BLUE VALLEY BAN CORP.
Special Meeting of Stockholders
TBD
This proxy is solicited by the BVBC's Board of Directors

The undersigned hereby appoints           and          , or either of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Blue Valley Ban Corp. Series B preferred stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held TBD, at TBD, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH BVBC'S BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side